EXHIBIT 10.1

BoS (USA) INC.
565 Fifth Avenue
New York, New York 10017

October 1, 2007

FirstCity Financial Corporation
6400 Imperial Drive
Waco, Texas 76712

Gentlemen:

We refer to the Subordinated Delayed Draw Credit Agreement dated as of September 5, 2007 (the “Agreement”) among FirstCity Financial Corporation (the “Borrower”), the financial institutions which are parties to the Agreement (the “Lenders”) and BoS (USA) Inc., as agent (the “Agent”).

The Agent and the Borrower hereby agree and confirm that the date in the introductory paragraph of Section 6 of the Agreement is amended to be October 31, 2007.

Except as expressly amended hereby, the Agreement remains in full force and effect in accordance with its terms.

Please sign below to confirm the terms of this letter, which may be executed in counterparts, which when taken together shall constitute one and the same instrument. This letter shall be governed by, and construed in accordance with, the laws of the State of New York without reference to choice of law doctrine that would result in the application of the laws of another jurisdiction. The execution and delivery of this letter shall not obligate the Agent to agree to any further amendments, waivers or consents.

Very truly yours,

BANK OF SCOTLAND plc, New York Branch
		By:	/s/ Joseph Fratus
		Name:	Joseph Fratus
		Title:	First Vice President
AGREED:

FIRSTCITY FINANCIAL CORPORATION
By:	/s/ James C. Holmes
Name:	James C. Holmes
Title:	Senior Vice President